                                                                    Exhibit 23.2

[Letterhead of Michael C. Finkelstein & Co., CPA]

January 20, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance 450
Fifth Street, N.W.
Washington, D.C. 20549

Re:   Advanced Plant Pharmaceuticals, Inc. - Form S-8

Dear Sir/Madam:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2002 in the Company's Form 10-KSB for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/ Michael C. Finkelstein & Co., CPA
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Michael C. Finkelstein & Co., CPA